Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) effective as of the 17 day of July, 2023, by and between IMMUCELL CORPORATION, a Delaware Corporation with a mailing address of 56 Evergreen Drive, Portland, Maine 04103 (hereinafter “Borrower”), and GORHAM SAVINGS BANK, a Maine banking company, with a mailing address of 10 Wentworth Drive, Gorham, Maine 04038, and its successors and assigns (the “Bank”).

Background

The Borrower desires to borrow from the Bank and the Bank, subject to the terms and conditions set forth herein, is prepared to lend to the Borrower the total sum of TWO MILLION and 00/100 dollars ($2,000,000.00) for purposes of supporting working capital, in connection with the Bank issued commitment letter to the Borrower dated April 26, 2023, as amended, (the “Commitment”).

NOW THEREFORE, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1. The Loan.

(a) Purpose and Amount. The Bank shall loan to the Borrower subject to the terms herein up to the sum of TWO MILLION and 00/100 dollars ($2,000,000.00) (the “Loan”) for the purpose of supporting working capital of the Borrower. Subject to all the terms and provisions hereof, the Bank hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from the Bank, the full amount of the Loan, to be advanced as provided herein and repaid together with accrued interest thereon and with all costs and charges due and owing under this Agreement, all as hereinafter and in the Note more particularly set forth. The Loan shall be evidenced by the Note, and repayment of the Note and all other sums due the Bank under the terms hereof shall be secured by the Loan Documents set forth below.

(c) Loan Documents; Security.

(i) The Borrower’s obligation to repay the Loan and any other sums loaned to the Borrower by the Bank hereunder is evidenced by the Borrower’s promissory note dated as of July 17, 2023, in the Principal Sum of TWO MILLION and 00/100 dollars ($2,000,000.00) (the “Note”), providing for the payment of principal, together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note.

(ii) As security for the Note and all of the Borrower’s obligations thereunder and hereunder, and any other outstanding obligations of the Borrower to the Bank the Borrower shall execute and deliver to the Bank or cause to be executed and/or delivered to the Bank, as the case may be, the following:

(A) a Security Agreement pursuant to which Borrower grants as security interest in all assets of the Borrower, including but not limited to, accounts, accounts receivable, inventory, fixtures, machinery and equipment located at 56 Evergreen Drive, 33 Caddie Lane, 14 Wedge Way, 175 Industrial Way and 165 Industrial Way, in Portland, Maine (the “Security Agreement”).

(B) a Mortgage Deed encumbering certain real property located at 14 Wedge Way, Portland, Maine and more particularly described on Exhibit A (the “Mortgaged Property”) and all building materials, fixtures, machinery and equipment owned by Borrower and necessary or incidental to the general operation and maintenance of each portion of the Mortgaged Property (as hereinafter defined), and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage (the “Mortgage”).

(C) An absolute assignment of all of the Borrower’s right, title and interest in and to any and all present and future leases and agreements of lease affecting any portion of the Mortgaged Property (“Assignments of Leases and Rents”).

(D) Uniform Commercial Code financing statements in favor of the Bank for purposes of perfecting the Bank’s security interests granted pursuant to the Mortgages in all fixtures now owned or hereafter acquired by the Borrower and located on or used in connection with any portion of the Mortgaged Property (the “UCCs”).

(E) An Environmental Indemnity Agreement (“Environmental Indemnity”) executed by the Borrower in favor of the Bank pursuant to which the Borrower will indemnify, defend and hold the Bank harmless from and against all costs, claims, liability or expense arising in connection with Environmental Laws, Regulated Substances, or Contamination as such terms are defined in the Environmental Indemnity.

(iii) The Borrower shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments as the Bank shall reasonably require in order to perfect the Bank’s interest in any of the foregoing property. The Note, Mortgage, Security Agreement, Assignment of Leases and Rents, UCCs, Environmental Indemnity and other documents and instruments referred to above (all of which, together with this Agreement (as from time to time amended, restated and extended) and the Commitment are hereinafter collectively referred to as the “Loan Documents”) shall be in form and substance satisfactory to the Bank, and all necessary filing and recording fees with respect thereto shall be paid by the Borrower.

The term “Obligor” as used in this Agreement shall mean, individually and collectively, the Borrower, the Guarantor, and any Indemnitor, as the case may be.

This Loan and the collateral for this Loan will be cross collateralized with all other loans and all collateral security said loans of Borrower with the Bank. The Loan will be cross defaulted with all other existing loans of Borrower with Bank.

2. Representations and Warranties. The Borrower hereby represents and warrants to the Bank (which representations and warranties shall survive until the Loan has been paid in full) that as of the date hereof:

(a) Power and Authority; Authorization; Enforceability. The Borrower has full power, authority and legal right to execute, deliver and comply with each of the Loan Documents to which it was a party and any other document or instrument relating to the Loan to be executed by the Borrower, all actions of the Borrower and other authorizations necessary or appropriate for the execution and delivery of and compliance with the Loan Documents and such other documents and instruments have been taken or obtained and the Loan Documents and such other documents and instruments constitute the respective valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(b) Governmental Approval of Loan Documents. No consent, approval, or other authorization of or by any court, administrative agency, or other governmental authority is required in connection with the Borrower’s execution and delivery of or compliance with any of the Loan Documents or any other document or instrument relating to the Loan executed by the Borrower.

(c) Conflict; Breach. The Borrower’s execution and delivery of and compliance with the Loan Documents will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule, or regulation of any court, administrative agency, or other governmental authority, or of any provision of the Borrower’s Organizational Documents or of any agreement or other document or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound, and such actions by the Borrower will not result in the creation or imposition of any lien, charge or encumbrance upon any property of the Borrower in favor of anyone other than the Bank.

(d) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Mortgaged Property before or by any court, administrative agency, or other governmental authority that is not covered by insurance, or which brings into question the validity of the transactions contemplated hereby.

(e) Compliance With Laws. Each portion of the Mortgaged Property, and the use thereof, complies in all material respects with all applicable zoning, fire, electrical, safety, building and land use codes, laws and regulations and if damaged the Mortgaged Property can be rebuilt without variance or special exception. In addition, the Borrower has obtained all licenses, permits, authorizations, consent or approval from each Governmental Authority necessary for the operation of Borrower’s business at the Mortgaged Property; and all such licenses, permits, authorizations, consents or approvals are in full force and effect.

(f) Title to the Mortgaged Property. The Borrower has good and marketable, equitable and beneficial title to the Mortgaged Property, subject to no lien, charge, or encumbrance except such as are listed as unomitted exceptions to title or exclusions from coverage in the title insurance policy being issued by Commonwealth Title Insurance Company (the “Title Company”) to the Bank concurrently with the recording of the Mortgages and Permitted Encumbrances. “Permitted Encumbrance” means any of the following: mean (i) as of the date of delivery of this Agreement, the liens and encumbrances shown in Exhibit B hereto, and, as of any particular time, (ii) those liens created by or in accordance with the Loan Documents; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided such contested lien shall not remain outstanding for more than ninety (90) days with respect to which Borrower maintains adequate reserves; (iv) liens upon or in any equipment acquired, held or leased by Borrower to secure the purchase price of such equipment or the lease obligations of Borrower with respect to such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment; (v) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement lien shall be limited to the type of property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (vi) landlord’s, owners’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceeding; (vii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (viii) deposits and other liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9(a) of this Agreement; (xi) liens arising in the ordinary course of business, of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions; and (x) liens securing indebtedness expressly consented to by the Bank and subordinated to the Bank’s mortgage and security interest pursuant to the terms of a subordination agreement in form reasonably satisfactory to the Bank.

(g) Title to Personal Property. All personal property with respect to which the Borrower has granted to the Bank a security interest pursuant to any of the Loan Documents is otherwise owned by such Borrower and is free and clear of all liens, encumbrances, and security interests except Permitted Encumbrances.

(h) Bankruptcy; Insolvency. Neither the Borrower nor any other Obligor, as the case may be, has applied for or consented to the appointment of a receiver, trustee or liquidator of itself, himself or herself or any of its, his or her property, admitted in writing its, his or her inability to pay its, his or her debts as they mature, made a general assignment for the benefit of creditors, been adjudicated as bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it, him or her in any proceeding under any such law, and no action has been taken by it, him or her for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower, any general partner of the Borrower, or any other Obligor, or all or a substantial part of the assets of the Borrower, any general partner of the Borrower, or any other Obligor, or appointing a receiver, sequestrator, trustee or liquidator of it, him or her or any of its, his or her property.

(i) Access. There are adequate rights of access to public ways and all roads necessary for the full utilization of the Mortgaged Property for its intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by said Governmental Authority to assure the complete construction and installation thereof.

(j) Use of Loan Proceeds. Borrower will employ the Loan proceeds solely for the purpose of supporting working capital needs of the Borrower.

3. Covenants. Borrower covenants and agrees that, until the Loan has been paid in full:

(a) Compliance with Laws. Each portion of the Mortgaged Property shall be operated and maintained in accordance with all applicable laws, rules and regulations relating thereto in all material respects.

(b) Status of Title to Mortgaged Property. Borrower shall not transfer control or ownership of the Mortgaged Property or any part thereof, directly or indirectly, voluntarily or involuntarily, without the prior written approval of the Bank. Borrower agrees to bond off or discharge a filed lien which may become superior to the lien of the Bank within ninety (90) days from the filing date thereof. In general, the Borrower shall keep the title to the Mortgaged Property good and marketable and free of any matter which would prevent any title insurance company from certifying the lien of the Bank is other than a good and valid first lien upon the Mortgaged Property. Notwithstanding the foregoing, the Bank may in its non-reviewable discretion and upon such terms and conditions as it determines prudent, consent to a transfer of the legal or equitable ownership of the Mortgaged Property and an assumption of the Loan in conjunction therewith upon the following terms and conditions (a “Transfer”):

(i) no Event of Default or event or circumstance which, with the passage of time or the giving of notice or both would constitute an Event of Default under any of the Loan Documents shall have occurred and remain uncured at the time the Loan is to be assumed;

(ii) the proposed transferee (the “Transferee”) shall have executed and delivered to the Bank an assumption agreement in form and substance satisfactory to the Bank evidencing the Transferee’s agreement to abide and be bound by the terms of the Loan Documents and shall have provided the Bank with such legal opinions and title insurance endorsements as may be reasonably requested by the Bank;

(c) Commitment Fee. As consideration for the issuance of the Loan, a fee of Ten Thousand and 00/100 Dollars ($10,000) payable at closing.

(d) Environmental Matters. Borrower will not, and will not permit any tenant or other occupant of the Mortgaged Property to, store, use, generate, treat or dispose of any Hazardous Substances or Wastes (each term being defined in the Environmental Indemnity Agreement) on the Mortgaged Property in violation of any applicable federal, state or local laws or regulations. The Borrower shall promptly shall advise the Bank in writing of and with respect to any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Substances or Wastes affecting the Mortgaged Property of which the Borrower has actual knowledge or the discovery of any Hazardous Substances or Wastes in violation of applicable law at the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property.

(e) Financial Statements. During the term of the loan, Borrower agrees to provide the following financial reports in the format and frequency as outlined below:

Annual:

Annually within One Hundred Twenty (120) days following the end of the fiscal year or within thirty (30) days of filing.

●	Audited 10-K financial statements for Borrower

Quarterly:

Quarterly within 60 days following the end of the quarter:

●	Management prepared 10-Q financial statements of Borrower

Interim:

Upon request of the Bank, Borrower shall submit interim management prepared financial statement to Bank within 30 days, to include:

●	Detailed Balance Sheet, Profit and Loss Statement, Cash Flow Statement, Accounts Receivable and Aging Report, Budget, Inventory Listing and Equipment Schedule.

In addition, the Bank reserves the right to request complete tax returns on any partnerships, corporations or entities in which the Borrower has an interest.

Failure to provide such information shall be a default under the Loan, provided that such default is not cured within ten (10) days of Lender’s notice to Borrower of such default, and Borrower shall thereupon be obligated to pay interest at the Default Interest Rate.

(f) Additional Financial Information. The Borrower shall furnish to the Bank such additional financial statements and reports, asset verification, and other information as the Bank may reasonably request from time to time.

(g) Address. The Borrower shall notify the Bank of any change in address for the Borrower.

(h) Books and Records. The Borrower shall keep complete and accurate books and records in accordance with generally accepted accounting principles consistently applied. The Borrower shall furnish to the Bank all such written information relating to its affairs as may be reasonably requested by the Bank from time to time.

(i) Audit. The Bank shall have the right at any time and from time to time (upon reasonable prior notice and during normal business hours) to audit the books and records of the Borrower and the Borrower shall be obligated to make available for any such audit all books, records and other information that the Bank may reasonably request for such purpose and to cooperate fully with the Bank in connection therewith.

(j) Changed Circumstances. The Borrower shall promptly notify the Bank of any material change in any fact or circumstance represented or warranted by the Borrower herein and in any other documents furnished to the Bank in connection with this Agreement.

(k) Bank’s Fees and Costs. The Borrower shall pay or reimburse the Bank for all other reasonable costs and expenses incurred by the Bank in connection with the preparation, review, modification and, after the occurrence of an Event of Default hereunder, successful enforcement of the Loan Documents and collection of the Loan.

(l) Closing Costs. The Borrower shall pay all reasonable expenses including, but not limited to, title company premiums and charges, fees of the Bank’s counsel, appraisal, environmental site assessment (if applicable), recording fees and taxes, property inspection fees, consultant fees, and all other reasonable expenses in connection with the preparation, closing and disbursement of the Loan. To the extent incurred, the foregoing expenses shall be paid by Borrower whether or not the Loan shall close or be funded.

(m) Additional Appraisals. If the Bank reasonably determines that the value of the Mortgaged Property may have materially diminished since the date of this Agreement or there is an Event of Default, then the Bank shall have the right to obtain an updated appraisal in form and substance satisfactory to the Bank meeting the same requirements as the initial appraisal required by the Commitment. The Borrower shall be required to pay for any such appraisal obtained once during the term of the Loan, as the case may be.

(n) Deposit Accounts. Borrower shall maintain its primary depository accounts with the Bank for the duration of the Loan.

(o) Intentionally Omitted.

(p) Loss or Damage. Borrower shall notify the Bank of any material loss or damage to the Mortgaged Property within ten (10) days of the occurrence of said loss or damage.

(q) Debt Service Coverage Ratio. Borrower shall maintain a debt service coverage ratio of 1.35x on a trailing twelve-month basis to be tested quarterly starting with the quarter ending 06/30/2024 and ending with quarter ending 12/31/2024. Beginning with the fiscal year ending 12/31/2024 Borrower shall maintain a debt service coverage ratio of 1.35x to be tested annually. Debt Service Coverage ratio shall be defined as Income Before Income Taxes plus depreciation, amortization, plus interest expense, divided by all scheduled loan payments for the Borrower. Bank shall use appropriate consideration for extraordinary or one-time gains or expenses (including stock-based compensation) in calculating Income Before Income Taxes.

(r) Encumbrances. Except Permitted Encumbrances, Borrower shall keep valid and unimpaired the Mortgaged Property and other Collateral (as defined below), and to that end shall execute at any future time and as often as may be deemed necessary, on demand of the Bank, all further instruments as may be deemed proper by the Bank to the better carrying out of the true intent and meaning of this Agreement.

(s) Bond. Borrower shall bond off under the provisions of applicable law any lien or claim of lien filed for record, insure over or deposit with the Title Insurer an amount of cash sufficient to satisfy said lien or claim, within ninety (90) days of the date of filing of said claim.

4. Negative Covenants. Borrower shall not do any of the following without the prior written approval of the Bank:

(a) Convey, transfer, or further encumber any of the properties described in the Mortgage and/or the other Loan Documents or convey, assign, transfer, dispose of or encumber any personal property used or useful in the operation of Borrower’s business except for sales of inventory in the ordinary course of Borrower’s business and Permitted Encumbrances.

(b) Declare, make or pay any distributions on or of capital of Borrower, or pay any loans payable to any of its directors, officers, shareholders, partners, or to any person or entity affiliated with any of them, or to any family member of any of them.

(c) Liquidate, terminate, consolidate, merge or voluntary dissolve.

5. Prepayment. Prepayment in whole or in part is permitted at any time during the term of the Loan without penalty.

6. Maximum Rate of Interest on Loan. Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Loan, the effective rate of interest on the Loan shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. The Bank hereby agrees not to collect knowingly any interest from the Borrower in the form of fees or otherwise which will render the Loan usurious. In the event that such interest would be usurious in the Bank’s opinion, the Bank reserves the right to reduce the interest payable by the Borrower. This provision shall survive the closing and repayment of the Loan.

7. Limitation of Bank’s Liability. The rights and benefits of this Agreement shall not inure to the benefit of any third party, except as otherwise provided in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by the Borrower or the Bank or their respective affiliates, agents or employees, neither this Agreement nor any such Loan Documents shall be construed as creating any rights, claims or causes of action against the Bank in favor of any person or entity other than the Borrower.

8. Indemnity. The Borrower, for itself and all those claiming under or through it, agrees to protect, indemnify, defend and hold the Bank, and its respective directors, officers and employees harmless, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement or in connection therewith including, without limitation, claims for brokerage and finder’s fees in connection with the Loan. This obligation specifically shall survive the repayment of the Loan.

9. Default.

(a) Events of Default. The occurrence of any one or more of the following events shall, which goes uncured beyond any applicable cure period, at the sole option of the Bank, constitute an Event of Default hereunder:

(i) The Borrower shall fail to make any payment of principal, and/or interest, and/or real estate taxes and insurance escrow, as applicable, due to the Bank under the Note or under any of the other Loan Documents within ten (10) days after the same shall become due and payable, whether at maturity or by acceleration or otherwise;

(ii) Except as otherwise specifically provided for in this Agreement, the Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any of the other Loan Documents within thirty (30) days after written notice from the Bank of such non-compliance; provided, however, that such thirty (30) day period shall be extended as reasonably necessary if the default is not reasonably susceptible to cure within thirty (30) days and Borrower has commenced and is diligently prosecuting cure of the default;

(iii) Any representation or warranty under any Loan Document shall be untrue in any material respect when made;

(iv) Any Event of Default shall occur under the terms of any Loan Document or under any document evidencing or securing any other loan or future advance from the Bank to the Borrower or from the Bank to the Borrower, which is not timely cured within any applicable cure period;

(v) The Borrower or any other Obligor shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself, himself or herself or any of its, his or her property, admit in writing its, his or her inability to pay its, his or her debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it, him or her in any proceeding under any such law, or if action shall be taken by the Borrower or any other Obligor for the purpose of effecting any of the foregoing;

(vi) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or any other Obligor or of all or a substantial part of the assets of the Borrower or any other Obligor, or appointing a receiver, sequestrator, trustee or liquidator of the Borrower or any other Obligor or any of their property, and such order, judgment, or decree shall not be dismissed within ninety (90) days;

(vii) The Mortgaged Property shall be materially injured or destroyed by fire or other casualty for which the cost of restoration is not fully insured or, if fully insured, the Borrower has failed to deposit or cause to be deposited with the Bank sufficient funds to cover the cost of restoration with the Bank in accordance with the terms of the Mortgage;

(viii) Except as may be otherwise specifically permitted herein, any change in the ownership of the Mortgaged Property without the prior written consent of the Bank, which may be granted or withheld in the Bank’s sole judgment.

(b) Acceleration and Remedies. Upon the occurrence of any Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity granted in any of the Loan Documents, the Bank may declare the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full.

(c) Remedies Cumulative, etc.

(i) No right or remedy conferred upon or reserved to the Bank under any of the Loan Documents, or of performance of any of the Borrower’s obligations under any of the Loan Documents, or any collateral securing the payment of the Loan under any of the Loan Documents (collectively, the “Collateral”), now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of the Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Bank shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of the Borrower thereunder. Nothing herein, however, shall be construed to prevent the Bank from waiving any condition, obligation or default it should so elect. In the event of such election by the Bank, any waiver, in order to be effective, must be in writing and signed by the Bank, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of the Bank with respect thereto.

(ii) The recovery of any judgment by the Bank and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any Collateral, or any rights, remedies or powers of the Bank under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of the Bank shall continue unimpaired as before. Further, the entry of any judgment by the Bank shall not affect in any way the interest rate payable under any of the Loan Documents on any amounts due to the Bank, but interest shall continue to accrue on such amounts at the Default Rate (as hereafter defined).

(iii) Except as to notices that are specifically provided for herein or in any of the other Loan Documents, the Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loan. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(iv) The Borrower agrees that the Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and the Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by the Bank and the other signatory parties and that the Bank may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by the Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of the Bank, or of any Event of Default, or of any liability or obligation of the Borrower, under any of the Loan Documents.

(d) Default Rate. Upon an Event of Default or after the Maturity Date, whether or not the Bank has elected to accelerate the indebtedness evidenced by the Note, the Loan shall bear interest, at a rate of five (5%) over the interest rate provided for by the Note (the “Default Rate”), but in no event more than the highest rate permitted by the applicable usury law in respect of the Borrower, until the unpaid balance of the Principal Sum, interest and any charges shall have been paid in full. Borrower acknowledges that (i) the Default Rate is a material inducement to the Bank to make the Loan; (ii) the Bank would not have made the Loan in the absence of the agreement of Borrower to pay the Default Rate; (iii) the Default Rate represents compensation for increased risk to the Bank that the Loan will not be repaid; and (iv) the Default Rate is not a penalty and represents a reasonable estimate of (a) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan, and (b) compensation to the Bank for losses that are difficult to ascertain.

(e) Costs and Expenses. Following the occurrence of any Event of Default, the Borrower shall pay upon demand all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, real estate brokers, appraisers, and other advisors employed by the Bank), incurred by the Bank in the successful exercise of any of its rights, remedies or powers under any of the Loan Documents, as a secured or unsecured creditor, as the case may be of the Borrower, any general partner of the Borrower or any other Obligor in any federal or state bankruptcy proceedings, or with respect to any Collateral with respect to such Event of Default, and any amount thereof not paid promptly following demand therefor together with interest thereon at the Default Rate from the date of such demand, shall become part of the Loan and shall be secured by the Mortgage and all other Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, the Borrower agrees to pay reasonable attorneys’ fees for the collection of the amount being claimed under such Loan Document, as well as all costs, disbursements, and allowances provided by law, the payment of which sums shall be secured by the Mortgage and all other Collateral.

(f) Jurisdiction; Venue. The Borrower agrees that any action or proceeding against it to enforce the Loan may be commenced in state or federal court located in the State of Maine.

(g) JURY TRIAL WAIVER. THE BORROWER AND THE BANK HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER AND THE BANK OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN AGREEMENT. IT IS INTENDED THAT THIS WAIVER OF JURY TRIAL SHALL APPLY TO ANY AND ALL CLAIMS, DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

10. Further Assurances; Corrections. The Borrower shall, within five (5) days of the Bank’s request, execute any documents, provide any lien or other searches, and do anything that the Bank determines to be reasonably necessary to establish, perfect, assure, or maintain the existence and priorities of, the Bank’s liens against the Mortgaged Property, the reasonable costs of so doing to be paid by the Borrower. In case of the occurrence of any errors in the execution of the Loan Documents, the Borrower authorizes the Bank to make all necessary corrections in order to cause the Loan Documents to conform to the terms and conditions agreed to by the Borrower and the Bank.

11. Material Adverse Change means any set of circumstances or events which:

(a) has any material adverse effect whatsoever upon the validity or enforceability of the Loan Documents,

(b) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower taken as whole,

(c) impairs materially the ability of the Borrower taken as a whole to duly and punctually pay or perform its obligations, or

(d) impairs materially the ability of the Bank to enforce its legal remedies pursuant to the Loan Documents.

12. Insurance.

(a) Insurance. Borrower shall maintain hazard insurance on the collateral property in such amounts and for such coverage as shall be satisfactory in all respects to the Bank, provided that at no time shall coverage be less than 80% of insurable value for the term of the loan and shall provide the Bank with any policies, endorsements and any riders thereto as the Bank may require. The Bank shall be designated as “Mortgagee” under standard Maine Mortgage Clause for all real estate and “Loss Payee” for personal property. Policy endorsement shall include a 10-day cancellation notice clause to the Bank. Borrower shall provide evidence of General Liability Insurance, Loss of rents Insurance (if applicable) and All-Risk-Hazard Insurance covering the improvements, and such coverages must be in amounts reasonably satisfactory in all respects to the Bank, provided that at no time shall coverage be less than 80% of insurable value for the term of the Loan, and such insurance must be maintained at all times during the life of the Loan. The insurance company must be reasonably acceptable to the Bank and “Gorham Savings Bank, (ISAOA/ATIMA)” shall be named in the mortgagee loss payable clause with the address of “Gorham Savings Bank.” Each policy shall provide that it cannot be canceled, reduced or terminated without ten (10) days prior written notice to Bank.

(b) Flood Insurance. If the Building is located in a FEMA Special Flood Hazard Zone, the Borrower shall be required to provide and maintain flood insurance in the maximum amount available but not in excess of the Loan amount. Additionally, Flood Insurance on Contents may also be required. “Gorham Savings Bank, its successors and assigns” shall be named in the mortgagee loss payable clause. Each policy shall provide that it cannot be canceled, reduced or terminated without thirty (30) days prior written notice to Bank.

(c) Insurance Mailing Address. All required insurance policies and/or notices shall be mailed to:

Gorham Savings Bank

Attn: Business Services

10 Wentworth Drive

Gorham, Maine 04038

13. Miscellaneous.

(a) Time of the Essence. All dates and times for the performance of the Borrower’s obligations set forth herein shall be deemed to be of the essence of this Agreement.

(b) Severability. In the event that for any reason one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Successors and Assigns. This Agreement inures to the benefit of and binds the parties hereto and their respective successors and assigns, and the words “Borrower” and “Bank” whenever occurring herein shall be deemed to include such respective successors and assigns. However, the Borrower shall not voluntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement or convey the Mortgaged Property, or any part thereof, without the prior written approval of the Bank. The Bank may assign or otherwise transfer the Loan and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Bank herein or otherwise. The Bank shall have the right to sell participations in the Loan to any other persons or entities without the consent of or notice to the Borrower. Without the consent of or notice to the Borrower, the Bank may disclose to any prospective purchaser of any securities issued or to be issued by the Bank, and any prospective or actual purchaser of any participation or other interest in the Loan or any other loans made by the Bank to the Borrower, any financial or other information, data or material in the Bank’s possession relating to the Borrower or the Loan.

(d) Notices. All notices required or desired to be given to either of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

The Borrower:	ImmuCell Corporation
Attn: Michael Brigham
56 Evergreen Drive
Portland, ME 04103

with a copy to	Michael J. Anderson, Esq.
Borrower’s attorney:	Pierce Atwood, LLP
Merrill’s Wharf
254 Commercial Street
Portland, ME 04101

The Bank:	Gorham Savings Bank
Attn: Nicholas Weightman, Sr. Vice President
10 Wentworth Drive
Gorham, Maine 04038

with a copy to	Andre G. Duchette, Esq.
the Bank’s attorney:	Taylor, McCormack & Frame, LLC
267 Commercial Street
Portland, ME 04101

Such notice shall be sent certified or registered mail, return receipt requested or by Federal Express and shall be deemed to be given upon receipt or upon refusal of acceptance. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

(e) Definitions; Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

(f) Conflicts Between Instruments. In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.

(g) Captions. The captions or headings of the paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

(h) Governing Law; Consent to Jurisdiction. To the extent permitted by the laws of the State of Maine, this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of Maine applicable to contracts made and to be performed in the State of Maine. The parties hereby consent and submit to the exclusive jurisdiction of the Superior Court for Cumberland County or the United States District Court for the District of Maine, located in Portland, for the adjudication of any rights or claims arising under this Agreement. The Agreement hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

SIGNATURES TO FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the Borrower and the Bank have executed or caused this Agreement to be executed on the date first above set forth.

WITNESS	GORHAM SAVINGS BANK

/s/ Nicholas Weightman
	By:	Nicholas Weightman
	Its:	Sr. Vice President

WITNESS	IMMUCELL CORPORATION

/s/ Michael Anderson	/s/ Michael F. Brigham
	By:	Michael F. Brigham
	Its:	President & CEO

EXHIBIT A

LEGAL DESCRIPTION OF THE

MORTGAGED PROPERTY

The Land referred to herein below is situated in the County of Cumberland, State of Maine, and is described as follows:

A certain condominium unit located on Riverside Street in the City of Portland, County of Cumberland and State of Maine, being Unit 10, plus an undivided interest in the common areas and facilities, all as more particularly described in the Declaration of Condominium for Second Tee Business Park Condominium, pursuant to the Maine Condominium Act, Chapter 31 of Title 33 of the Maine Revised Statutes, dated May 17, 2004, and recorded in the Cumberland County Registry of Deeds in Book 21286, Page 289, as amended by a First Amendment dated November 24, 2004 and recorded in said Registry of Deeds in Book 22142, Page 166, as amended by a Second Amendment dated October 6, 2005 and recorded in said Registry of Deeds in Book 23244, Page 49, as amended by a Third Amendment dated September 25, 2006 and recorded in said Registry of Deeds in Book 24400, Page 271, as amended by a Fourth Amendment dated November 30, 2015 and recorded in said Registry of Deeds in Book 32810, Page 1, and as further amended by a Fifth Amendment dated as of January 18, 2017 and recorded in said Registry in Book 33787, Page 232 (the “Declaration”).

The perimeter boundaries of said Unit 10 and the common areas and facilities are shown on a certain survey and condominium plat entitled “Fifth Amended Condominium Plat of Second Tee Business Park Condominium” prepared by Owen Haskell, Inc., dated November 18, 2004, as revised through January 2017, and approved by the City of Portland Planning Authority on January 17, 2017, and recorded on January 18, 2017 in the Cumberland County Registry of Deeds in Plan Book 217, Page 20 (the “Plat”).

The above-described premises are conveyed subject to the Declaration and the Plat, and together with the easements, rights, benefits and terms set forth therein and depicted thereon.